UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (214) 792-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 30, 2017, Arthur Jefferson Lamb III resigned from his employment with Southwest Airlines Co. (the “Company”). Effective June 30, 2017, Mr. Lamb entered into a consulting agreement with the Company (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Lamb will be available to the Company on an as needed basis, but not to exceed ten hours per month, for a period beginning on June 30, 2017 and ending on June 30, 2018, unless terminated sooner. The term of the Consulting Agreement may be extended beyond June 30, 2018 by mutual agreement of Mr. Lamb and the Company.

The Consulting Agreement provides that Mr. Lamb will receive an hourly rate of $200.00 for consulting services actually rendered. Mr. Lamb is also entitled to reimbursement of all reasonable expenses incurred during the period of the Consulting Agreement for services rendered on behalf of the Company. Pursuant to the Consulting Agreement, Mr. Lamb has agreed to confidentiality obligations, which survive the termination of the Consulting Agreement. Additionally, Mr. Lamb has agreed to certain non-competition and non-solicitation obligations, which are terminated at the time the Consulting Agreement is terminated.

In connection with the termination of his employment and the Consulting Agreement, Mr. Lamb has also entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with the Company. Pursuant to the Separation Agreement and in consideration for the release of claims, Mr. Lamb will receive (i) a lump sum payment of $1,034,000.00, less applicable withholdings and deductions, (ii) retiree flight and/or retiree health care benefits pursuant to the applicable Company retiree policies, (iii) payment for accrued but unused paid time off days, and (iv) the payments due pursuant to the Consulting Agreement, as described above.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Consulting Agreement and Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated as of June 30, 2017, by and between Arthur Jefferson Lamb III and Southwest Airlines Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

July 3, 2017	By	/s/ Tammy Romo
Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated as of June 30, 2017, by and between Arthur Jefferson Lamb III and Southwest Airlines Co.